Exhibit 99.1
SEPARATION AGREEMENT AND RELEASE
     This Separation Agreement and Release (the “Agreement”) is made and entered into as of November 17, 2006 (the “Effective Date”) by and between HCC Insurance Holdings, Inc. (“HCC” or the “Company”) and Christopher L. Martin (“Martin”).
RECITALS
     Martin is the Executive Vice President and General Counsel of the Company. Other than this Agreement, Martin and the Company are parties to the following, and only the following, agreements (collectively, the “Ancillary Agreements”):
a.	Employment Agreement, dated as of May 18, 2006 (the “Employment Agreement”), and attached as Exhibit A;

b.	Indemnification Agreement, dated as of December 1, 1997 (the “Indemnification Agreement”), which the parties agree to be a valid, binding and enforceable agreement between them and the provisions of which are not waived, modified or otherwise impaired by this Agreement in any respect, and attached as Exhibit B;

c.	Incentive Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1995 Flexible Incentive Plan (the “8/97 Grant”);

d.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1995 Flexible Incentive Plan (the “Second 8/97Grant”);

e.	Incentive Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “1/98 Grant”);

f.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “Second 1/98 Grant”);

g.	Incentive Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “2/99 Grant”);

h.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “Second 2/99 Grant”);

i.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “12/99 Grant”);

j.	Incentive Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the “1/02 Grant”);

k.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the “Second 1/02 Grant”);

l.	Incentive Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the “7/02 Grant”);

m.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the “Second 7/02 Grant”);

n.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the “1/03 Grant”);

o.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2004 Flexible Incentive Plan (the “9/05 Grant”); and

p.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2004 Flexible Incentive Plan (the “5/06 Grant”).
     Under the Stock Option Agreements listed above in Agreement Recital paragraphs c.-p., the Company has granted options to purchase shares of the Company’s common stock (“Common Stock”) in favor of Martin. Each “Grant” and a description of the options that Martin has exercised, what rights to purchase fully vested shares exist, and what shares have not yet vested are described in the attached Exhibit C to this Agreement, the Options and Awards Summary. Exhibit C is incorporated in this Agreement by reference.
     Under each of the Indemnification Agreement, Article IX of the Restated Certificate of Incorporation of HCC Insurance Holdings, Inc., as amended (the “Charter Indemnification”) and Article VIII, “Indemnification of Officers and Directors,” of the Bylaws of Insurance Holdings, Inc. (the “Bylaw Indemnification”) (collectively, the “Existing Indemnification Arrangements”) the Company is obligated, under certain circumstances, to indemnify Martin under the terms and conditions therein stated. Notwithstanding any provision of this Agreement to the contrary, the Existing Indemnification Arrangements shall remain in effect and be enforceable accordance with their respective terms and conditions, except as expressly modified or supplemented by this Agreement.
     On the terms hereinafter set forth, the parties agree that Martin’s status as an officer and employee of the Company and each of its subsidiaries is terminated as of the Effective Date.
     The parties agree that the Agreement recitals are true and accurate, and that Martin does not occupy any offices or have rights to acquire, directly or indirectly, any Common Stock or options to purchase Common Stock of HCC, except as set forth in the Agreement Recitals and as modified by this Agreement.
AGREEMENT TERMS
     Therefore, in consideration of the promises and mutual agreements set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged by all parties, the Company and Martin agree as follows:
     1. Termination of Other Agreements. As of the Effective Date, the Employment Agreement between Martin and the Company listed in Agreement Recital a. is cancelled and terminated and will be of no further force or effect. The Existing Indemnification Arrangements shall remain binding and enforceable as between the parties in accordance with their terms. Therefore, Martin agrees and acknowledges that any rights he may have to any payments, benefits, or other perquisites of any kind whatsoever under the Employment Agreement including, without limitation, compensation, salary, use of or ownership interest in company automobiles, use of or ownership interest in company airplanes, country club dues, vacation and sick pay, and travel and car allowances, are extinguished by this Agreement and Martin’s right to any claim or cause of action whatsoever to reimbursement, payments, benefits, or other perquisites under the Employment Agreement are released and forever waived under Agreement paragraph 8. The Company will cooperate with Martin to effect transfer of Martin’s existing disability and life insurance policies to him provided that Martin reimburses the Company for any pre-paid premiums. The Company will transfer to Martin ownership of the Houstonian Club membership used by Martin during his employment with the Company at no additional cost (except any lawful tax withholdings). Notwithstanding the foregoing, Martin shall be entitled to payment of (i) all accrued compensation through the Effective Date (excluding any bonus payments) and (ii) all unreimbursed expenses incurred through the Effective Date.
     2. Severance. Contingent upon Martin’s compliance with each of the terms and conditions of this Agreement, the Company will pay Martin $285,000.00 minus all lawful tax withholdings (the “Payment”) in equal monthly installments for a period of twelve (12) months (i.e., $23,750.00 per month minus all lawful tax withholdings) beginning on the Effective Date. Martin understands and agrees that the Payment is in addition to anything of value to which Martin is already entitled to receive.
     3. Vesting of Stock Options, Forfeiture and Effect on Grants. The parties agree that Martin will have no right to accelerated vesting of options to purchase Company stock (or other securities) that have not yet fully vested by the Effective Date, as described in the Grants listed in Exhibit C attached to this Agreement. As of the Effective Date, Martin agrees that he forfeits all rights to, and interest in, any then unvested stock options and such options shall be canceled and terminated on the Effective Date. Concerning the right to purchase shares that have fully vested, but have not been exercised, Martin understands and agrees that all vested options not exercised within sixty (60) days of the Effective Date shall be forfeited and shall be canceled and terminated. Based on the Company’s determination with the concurrence of its independent auditors of the accurate grant date, Martin understands and acknowledges that the actual exercise price may differ from the exercise price set forth in his stock option agreements. Martin agrees that the Company’s determination with the concurrence of its independent auditors of the actual grant date and resulting exercise price shall be the price used to determine any gains or profits from Martin’s exercise of vested options and that his exercise price will be determined after taking into account the Company’s determination with the concurrence of its independent auditors of the actual grant date and resulting exercise price. Notwithstanding any provision in any Grants listed in Exhibit C, Martin shall not be subject to forfeiture of any option gain predicated on Martin engaging in a Competitive Business as defined in the respective Grants.
     4. Resignation. Martin hereby irrevocably resigns all positions as an officer and employee of the Company as of the Effective Date and covenants not to seek employment thereafter with the Company or any subsidiary. Likewise, Martin resigns all positions as a director, officer or other representative of all Company subsidiaries, whether direct or indirect, effective as of the Effective Date and covenants never to seek to be appointed or nominated as a director or officer of any Company subsidiary.
     5. Reimbursement of Gain or Profit and Forfeiture. Regarding options that Martin has already exercised at any time, Martin agrees to reimburse the Company for all incremental gains or profits he received or obtained resulting from any difference between the exercise price that Martin exercised any options and the exercise price on the accurate grant date as determined by the Company with the concurrence of its independent auditors. Martin acknowledges and agrees that the Company shall be entitled to offset any amounts owed to him by the Company under this Agreement against the amount of any incremental gains, profits or other amounts which Martin may be entitled to based on any difference in stock option grant dates or exercise prices from those reflected in each Grant, as determined by the Company with the concurrence of its independent auditors, arising from stock options issued at any time to Martin. After the Company determines, with the concurrence of its independent auditors, the amount of gain or profit from the exercise of his options, Martin will, within thirty (30) days after receiving written notice of the amount owed to the Company accompanied by a statement showing the computation of the amount owed, including the nature and amount of each adjustment to each option exercise by Martin comprising the total adjustment, pay the full amount owed to the Company or instruct the Company in writing to offset such amount against the amounts owed to Martin hereunder, or a combination of both methods of payments; provided however, if Martin fails to pay the full amount or provide written instructions with regard to any such offset, the Company shall be entitled to exercise immediately its right of offset against any amounts owed to Martin under this Agreement or the Existing Indemnification Arrangements.
     6. Medical and COBRA Benefits. The Company shall continue Martin’s medical, dental and vision benefits provided for in Section 3(d) of the Employment Agreement until May 1, 2007 (the “Benefit Termination Date”). At that time, Martin will be eligible to receive eighteen (18) months of continued medical, dental, and vision benefits through the Consolidated Omnibus Benefits Reconciliation Act (COBRA) if Martin makes a timely election for the payment of such benefits. Benefit continuation information through COBRA and an election form will be sent to Martin upon his qualification date. Contingent upon Martin’s compliance with each of the terms and conditions of this Agreement, the Company will pay the costs for Martin’s eighteen (18) months from the Benefit Termination Date of COBRA continuation coverage.
     7. HCC Releasees. The “HCC Releasees” are defined as HCC Insurance Holdings, Inc., each of HCC subsidiaries and each of HCC and its subsidiaries predecessors, successors, parents, joint ventures, holding companies, subsidiaries, divisions, affiliates, assigns, partnerships, agents, directors, officers, employees, consultants, committees, employee benefit committees, fiduciaries, representatives, attorneys, and all persons and entities acting by, through, under or in concert or in any such capacity with any of them. Under this Agreement, Martin is excluded from the definition of “HCC Releasee”.
     8. Global Release of Claims. Martin, on behalf of himself, his heirs, executors, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges HCC and the HCC Releasees, excluding Martin himself, from any and all claims, demands, actions, causes of action, costs, fees, attorneys’ fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Martin has, had, or may have against HCC or any of the HCC Releasees, from the beginning of time and up to and including the date of execution of this Agreement other than as may exist, or hereafter arise, under this Agreement, the Ancillary Agreements, or the Existing Indemnification Arrangements, except as expressly modified or supplemented by this Agreement. This Agreement includes, without limitation, claims at law or equity or sounding in contract, express or implied (other than those arising under this Agreement, the Ancillary Agreements, or the Existing Indemnification Arrangements, except as expressly modified or supplemented by this Agreement), or in tort, claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the Employee Polygraph Protection Act, the Financial Institutions Reform, Recovery and Enforcement Act (or any other employment-related banking statute or regulation), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Texas Commission on Human Rights Act, any federal, state, local or municipal whistleblower protection or anti-retaliation statute or ordinance, or any other federal, state, local, or municipal laws of any jurisdiction), claims arising under the Employee Retirement Income Security Act, or any other statutory or common law claims (other than those arising under this Agreement, the Ancillary Agreements, the Existing Indemnification Arrangements and those that Martin may have under the statutory or common law of Delaware regarding the advancement of expenses and indemnification of officers and directors of Delaware corporations, except as expressly modified or supplemented by this Agreement), related to Martin’s employment or separation from employment with HCC.
     9. No Admission of Liability/Confidentiality of Release. Martin understands and agrees that this Agreement shall not in any way be construed as an admission by HCC or the HCC Releasees of any unlawful or wrongful acts whatsoever against Martin or any other person, and HCC and the HCC Releasees specifically disclaim any liability to or wrongful acts against Martin or any other person. Similarly, the Company acknowledges and agrees that this Agreement shall not in any way be construed as an admission by Martin of any unlawful or wrongful acts against HCC, the HCC Releasees or any other person, and Martin specifically disclaims any liability to or wrongful acts against HCC, the HCC Releasees or any other person. Martin agrees to keep this Agreement, its terms, and the amount of the Payment in this Agreement completely confidential unless publicly-disclosed by the Company; however, Martin may disclose the terms of this Agreement and the amount of the Payment to his spouse, attorneys, financial advisors, or as otherwise required by law. Accordingly, nothing in this Agreement is intended to preclude Martin or HCC from disclosing information in response to a subpoena issued by a court of law or upon the request of a government agency having jurisdiction or power to compel the disclosure. Martin, however, agrees, as required by Agreement paragraph 12, to provide HCC prompt written notice before responding to any subpoena. Further, Martin acknowledges and agrees that nothing in this Agreement prevents HCC from disclosing the terms of this Agreement and filing a copy of this Agreement (i) in response to a subpoena issued by a court of law or a government agency having jurisdiction or power to compel the disclosure, (ii) in response to a request by a governmental law enforcement agency or federal or state agency having jurisdiction over the acts or activities of HCC or any of its subsidiaries, or (iii) as required by the applicable federal or state law, including, without limitation, the provisions, rules or regulations of the Securities Exchange Act of 1934 ,as amended.
     10. No Re-employment. Martin agrees that he relinquishes any right to re-employment with the Company or its subsidiaries after the Effective Date. He further agrees that he will not seek, apply for, accept, or otherwise pursue employment with the Company or any of its subsidiaries. Martin acknowledges that if he re-applies for or seeks employment with the Company or its subsidiaries, the Company’s or its subsidiaries’ refusal to hire him based on this provision will provide a complete defense to any claims arising from his attempt to apply for employment.
     11. Non-Disparagement. Martin agrees for a period of two (2) years after the Effective Date not to, directly or indirectly, disclose, communicate, or publish any disparaging, negative, harmful, or disapproving information, written communications, oral communications, electronic or magnetic communications, writings, oral or written statements, comments, opinions, facts, or remarks, of any kind or nature whatsoever (collectively, “Disparaging Information”), concerning or related to any of the HCC Releasees or HCC. Martin understands and acknowledges that this non-disparagement clause prevents him from disclosing, communicating, or publishing, directly or indirectly, any Disparaging Information concerning or related to the HCC Releasees or HCC including, without limitation, information regarding the HCC Releasees or HCC’s businesses, customers or clients, proprietary or technical information, documents, operations, inventions, trade secrets, product ideas, technical information, know-how, processes, plans (including, without limitation, marketing plans and strategies), specifications, designs, methods of operation, techniques, technology, formulas, software, improvements, internal or external audits, internal controls, or any financial, marketing or accounting information of any nature whatsoever. Further, Martin acknowledges that in executing this Agreement, he has knowingly, voluntarily, and intelligently waived any free speech, free association, free press or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under the Texas Constitution or any other state constitution which may be deemed to apply) rights to disclose, communicate, or publish Disparaging Information concerning or related to the HCC Releasees or HCC. Martin also understands and agrees that he has had a reasonable period of time to consider this non-disparagement clause, to review the non-disparagement clause with his attorney, and to consent to this clause and its terms knowingly and voluntarily. Martin further acknowledge that this non-disparagement clause is a material term of this Agreement. If Martin breaches this paragraph 11, HCC will not be limited to a damages remedy, but may seek all other equitable and legal relief including, without limitation, a temporary restraining order, temporary injunctive relief, a permanent injunction, and its attorneys’ fees and costs, against him and any other persons, individuals, corporations, businesses, groups, partnerships or other entities acting by, through, under, or in concert with him. Nothing in this Agreement shall, however, be deemed to prevent Martin from testifying fully and truthfully in response to a subpoena from any court or from responding to investigative inquiries from any governmental agency.
     12. Cooperation. After his separation from employment from HCC, Martin agrees to cooperate fully with HCC in connection with the defense or prosecution of any claims, causes of action, investigations, hearings, proceedings, arbitrations or other tribunals now in existence or which may be brought in the future against or on behalf of HCC or the HCC Releasees that relate to events or occurrences that transpired while he was employed with HCC. Martin’s full cooperation in connection with this paragraph 12 shall include, without limitation, making himself available to meet with counsel to prepare for discovery or trial, to act as a witness on behalf of HCC or the HCC Releasees at convenient times, and to provide true and accurate testimony regarding any such matters. If Martin is subpoenaed or contacted to cooperate in any manner by a non-governmental party concerning any matter related to HCC or the HCC Releasees, he shall immediately notify HCC, through the notice procedures identified in paragraph 19(a) of this Agreement, before responding or cooperating.
     13. Confidentiality of Company Information. Martin agrees to continue to abide by HCC’s confidentiality policies. Further, the parties agree that while Martin’s Employment Agreement is extinguished by this Agreement, the covenants and promises concerning safeguarding HCC Confidential Information, namely, paragraph 5(d) of the Employment Agreement, are not extinguished and are incorporated into this Agreement by reference. Further, Martin acknowledges that, during his HCC employment, HCC provided him with information and materials that are considered Confidential Information, as defined below. Martin agrees that he will not at any time disclose to anyone, including, without limitation, any person, firm, corporation, or other entity, or publish, or use for any purpose, any Confidential Information, except as HCC directs and authorizes. Martin agrees that he shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information and agrees to immediately notify HCC in the event of any unauthorized use or disclosure of the Confidential Information. Confidential Information includes, without limitation, all of HCC’s technical and business information, which is of a confidential, trade secret or proprietary character; lists of customers; identity of customers; identity of prospective customers; contract terms; bidding information and strategies; pricing methods or information; photographs; internal policies, procedures, communications and reports; computer software; computer software methods and documentation; graphic designs; hardware; HCC or HCC Releasees’ methods of operation; the procedures, forms and techniques used in servicing accounts; and other information or documents that HCC requires to be maintained in confidence for HCC’s continued business success. Confidential Information does not include any information that is disclosed to the public or, upon reasonable investigation, is readily ascertainable in the public domain.
     14. Agreement to Return Company Property/Documents. Martin understands and agrees that his last day of active work as an officer or employee of HCC shall be the Effective Date. Accordingly, Martin agrees that: (i) he did not and will not take with him, copy, alter, destroy, or delete any files, documents, electronically stored information, or other materials whether or not embodying or recording any Confidential Information, including copies, without obtaining in advance the written consent of an authorized HCC representative; and (ii) he will promptly return to HCC all Confidential Information, documents, files, records and tapes (written or electronically stored) that have been in his possession or control regarding HCC or any HCC Releasee, and he will not use or disclose such materials in any way or in any format, including written information in any form, information stored by electronic means, and any and all copies of these materials, except in each case any materials or information that may be regarded as Confidential Information that is maintained in the files of Martin’s legal counsel solely in connection with such counsel’s representation of Martin. Martin or his legal counsel shall provide an inventory specifically identifying all such Confidential Information within thirty (30) days of the Effective Date. Martin further agrees that upon or before the execution of this Agreement, he will return to HCC all HCC or HCC Releasee property, including, without limitation, company automobiles, keys, equipment, computer(s) and computer equipment, devices, cellular phones, HCC credit cards, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by HCC or himself on behalf of HCC or any HCC Releasee.
     15. Knowing and Voluntary Agreement. Martin understands it is his choice whether or not to enter into this Agreement and that his decision to do so is voluntary and is made knowingly. Martin acknowledges that he has been advised by HCC to seek legal counsel to review this Agreement.
     16. Survival of Certain Restrictive Covenants. While Martin acknowledges that his May 18, 2006 Employment Agreement has expired by operation of this Agreement, the parties agree that paragraph 5(e) of the Employment Agreement, concerning non-solicitation, shall survive the termination of the Employment Agreement. Therefore, the restrictive periods preventing solicitation will begin to run as of the Effective Date as explained in paragraph 5(e) of the Employment Agreement. Accordingly, paragraph 5(e) of the Employment Agreement is incorporated into this Agreement by reference. Notwithstanding the foregoing, Martin shall be permitted to seek and obtain employment as an attorney in the insurance industry.
     17. Time to Consider Agreement. Martin acknowledges that he has been advised in writing by the Company that he should consult an attorney before executing this Agreement, and he further acknowledges that he has been given a period of twenty-one (21) calendar days within which to review and consider the provisions of this Agreement. Martin understands that if he does not sign this Agreement before the twenty-one (21) calendar day period expires, this Agreement offer will be withdrawn automatically.
     18. Revocation Period. Martin understands and acknowledges that he has seven (7) calendar days following the execution of this Agreement to revoke his acceptance of this Agreement. This Agreement will not become effective or enforceable, and the Payment in Agreement paragraph 2 will not become payable until after this revocation period has expired without Martin’s revocation. If Martin does not revoke this Agreement within the revocation period, the Company will comply with Agreement paragraph 2 and will send Martin the first installment of the Payment within ten (10) days after the revocation period’s expiration date.
     19. Miscellaneous Provisions and Enforcement.
     (a) Notices. Any notice or other communication required, permitted or desired to be given under this Agreement shall be deemed delivered; when personally delivered, if delivered by overnight courier; the same day, if transmitted by facsimile on a business day before noon, Central Standard Time; the next business day, if otherwise transmitted by facsimile; and the third business day after mailing, if mailed by prepaid certified mail, return receipt requested, as addressed or transmitted as follows (as applicable):

If to Martin:
Christopher Martin
4505 Holt
Bellaire, Texas 77401
With a copy (which shall not constitute notice) to:
Daniel K. Hedges
Porter & Hedges, LLP
1000 Main Street
36th Floor
Houston Texas 77002
Fax: 713-226-6241
If to the Company:
HCC Insurance Holdings, Inc
13403 Northwest Freeway
Houston, Texas 77040
Attn: President
Fax: (713) 744-9688
With a copy (which shall not constitute notice) to:
Arthur S. Berner
Haynes and Boone, LLP
1221 McKinney, Suite 2100
Houston, Texas 77010
Fax: (713) 236-5652
     Concerning Martin’s notice in response to subpoenas (Agreement paragraph 9) or requests to cooperate with any non-governmental party or entity regarding any claims or causes of action concerning HCC or the HCC Releasees (Agreement paragraph 12), Martin must contact and speak with the President of HCC or his or her designee. This telephone conversation must occur no later than three (3) business days after receiving the subpoena or request for Martin’s cooperation.
     (b) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF. THE EXCLUSIVE VENUE FOR ALL SUITS AND PROCEEDINGS ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE IN A COURT OF COMPETENT JURISDICTION IN HOUSTON, TEXAS.
     (c) Limitations on Assignment. Except as provided in this Agreement, Martin may not assign this Agreement or any of the rights or obligations set forth in this Agreement without the explicit written consent of HCC. Any attempted assignment by Martin in violation of this paragraph 19(c)

shall be void. Except as provided in this Agreement, nothing in this Agreement entitles any person, other than the parties to the Agreement, to any claim, cause of action, remedy, or right of any kind, including, without limitation, the right of continued employment.
     (d) Waiver. A party’s waiver of any breach or violation of any Agreement provisions shall not operate as, or be construed to be, a waiver of any later breach of the same or other Agreement provision.
     (e) Severability. If any provision or provisions of this Agreement are held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and unenforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Agreement paragraphs containing any provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable), will not in any way be affected or impaired thereby, and (ii) the provision or provisions held to be invalid, illegal, or unenforceable will be limited or modified in its or their application to the minimum extent necessary to avoid the invalidity, illegality, or unenforceability, and, as so limited or modified, the provision or provisions and the balance of this Agreement will be enforceable in accordance with their terms.
     (f) Headings. The Agreement headings are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
     (g) Counterparts. This Agreement and amendments to it will be in writing and may be executed in counterparts. Each counterpart will be deemed an original, but both counterparts together will constitute one and the same instrument.
     (h) Entire Agreement, Amendment, Binding Effect. This Agreement and the Ancillary Agreements (as the same may be expressly amended, supplemented or superseded by this Agreement) constitute the entire agreement between the parties concerning the subject matter in this Agreement and the Ancillary Agreements. No oral statements or other prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Martin acknowledges and represents that in executing this Agreement, he did not rely, and has not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by HCC or any HCC Releasee, except as expressly contained in this Agreement. Any amendment to this Agreement must be signed by all parties to this Agreement. This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns (if any). This Agreement supersedes (a) any prior agreements between Martin and HCC concerning the subject matter of this Agreement other than the Existing Indemnity Arrangements and the Ancillary Agreements, except as expressly modified or supplemented by this Agreement, and (b) all other agreements between Martin and HCC, as explained in Agreement paragraph 1, unless specifically modified by this Agreement. Unless otherwise specified in this Agreement, HCC and Martin agree that to the extent the terms of this Agreement conflict with any terms of the Employment Agreement, the terms of this Agreement shall supersede and govern the terms of the Employment Agreement.
     (i) Arbitration. If any dispute arises out of or is related to this Agreement or Martin’s employment or separation from employment with HCC for any reason, and the parties to this Agreement cannot resolve the dispute, the dispute shall be submitted to final and binding arbitration; provided, however, that this agreement to arbitrate shall not pertain to any dispute arising out of or in connection with the Existing Indemnity Arrangements including the rights of the parties thereto in connection with, and following, termination of employment. The arbitration shall be conducted in accordance with the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes (“Rules”). If the parties cannot agree to an arbitrator, an arbitrator will be selected through the AAA’s standard procedures and Rules. HCC and Martin shall share the costs of arbitration, unless the arbitrator rules otherwise, with the parties agreeing that if Martin challenges this arbitration provision based on the allocation of costs between the parties, then the arbitrator shall decide the proper allocation of costs. HCC and Martin agree that the arbitration shall be held in Houston, Texas. Arbitration of the parties’ disputes is mandatory, and in lieu of all civil causes of action or lawsuits either party may have against the other arising out of the Agreement or Martin’s employment or separation from employment with HCC. Martin acknowledges that by agreeing to this provision, he knowingly and voluntarily waives any right he may have to a jury trial based on any claims he has, had, or may have against HCC or any HCC Releasee, including any right to a jury trial under any local, municipal, state or federal law including, without limitation, claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Age Discrimination In Employment Act of 1967, the Older Workers Benefit Protection Act, the Texas Commission on Human Rights Act, claims of harassment, discrimination or wrongful termination, and any other statutory or common law claims.
     (j) Injunctive Relief. Martin and the Company acknowledge and agree that the covenants, obligations and agreements contained in this Agreement concern special, unique and extraordinary matters and that a violation of any of the terms of these covenants, obligations or agreements will cause irreparable injury for which adequate remedies at law are not available. These injunctive remedies are cumulative and in, addition to any other rights and remedies the parties may have. HCC and Martin irrevocably submit to the exclusive jurisdiction of the state courts and federal courts in the city of HCC’s headquarters (Houston, Texas) regarding the injunctive remedies set forth in this paragraph and the interpretation and enforcement of this paragraph (j) solely insofar as the interpretation and enforcement relate to an application for injunctive relief in accordance with the provisions of this Agreement. Further, the parties irrevocably agree that (i) the sole and exclusive appropriate venue for any suit or proceeding relating to injunctive relief shall be in the courts listed in this paragraph (j), (ii) all claims with respect to any application for injunctive relief shall be heard and determined exclusively in these courts, (iii) these courts will have exclusive jurisdiction over the parties to this Agreement and over the subject matter of any dispute relating to application for injunctive relief, and (iv) each party waives all objections and defenses based on service of process, forum, venue, or personal or subject matter jurisdiction, as these defenses may relate to an application for injunctive relief in a suit or proceeding under the provisions of this paragraph (j).
PLEASE READ CAREFULLY
AS THIS DOCUMENT INCLUDES A RELEASE OF CLAIMS.
     As evidenced by my signature below, I certify that I have read the above Agreement and agree to its terms.

HCC INSURANCE HOLDINGS, INC.

/s/ Christopher L. Martin	By:	/s/ J. Robert Dickerson

Christopher L. Martin		J. Robert Dickerson, Director

November 28, 2006		November 28, 2006

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